Exhibit 99.1

Luna Innovations Incorporated Reports Third Quarter 2013 Financial Results

Total revenues decrease 16% from prior year quarter;

Net loss of $0.6 million for the third quarter

(ROANOKE, VA, November 7, 2013) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the third quarter and nine months ended September 30, 2013.

As compared to the same quarter last year, total revenue decreased by 16%, from $6.8 million in the third quarter of 2012 to $5.7 million in the third quarter of 2013. Revenues declined by 4% compared to the second quarter of 2013. Technology development revenues decreased by 15% compared to the third quarter of 2012, due primarily to the continued lower level of contract research projects within the company’s optical systems group. Technology development revenues grew 12% compared to the second quarter of 2013. Products and licensing revenues decreased $0.6 million, or 18%, compared to the third quarter of 2012 primarily resulting from sales of prototype shape sensing instruments in the third quarter of 2012 that did not recur in the third quarter of 2013. Gross profit decreased from $2.9 million for the third quarter of 2012 to $2.2 million for the third quarter of 2013. Operating expenses for the third quarter of 2013 decreased by $0.4 million, or 14%, from the third quarter of 2012.

The company reported a net loss attributable to common stockholders of $0.6 million, or $0.04 per diluted common share, for the third quarter of 2013, compared to a net loss of $0.3 million, or $0.02 per diluted common share, in the same quarter last year. Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of share-based compensation, depreciation, amortization and warrant expense, decreased to $(0.1) million for the third quarter of 2013, as compared to $0.5 million for the third quarter of 2012.

“We are pleased to see continued sequential growth in the government contracts segment of our business,” said My Chung, chief executive officer of Luna. “Softness in the sales of telecom products continued to adversely impact our overall results for the quarter. We remain keenly focused on the enhancement of our ODiSI platform for distributed strain and temperature sensing and our fiber optic shape sensing technology for minimally invasive medical applications to drive our growth in future quarters.”

Third Quarter Financial and Business Summary

•	Total revenues decreased by 16%, from $6.8 million in the third quarter of 2012 to $5.7 million in the third quarter of 2013.

•	Technology development revenues decreased by 15%, to $3.1 million, for the third quarter of 2013, from $3.7 million for the third quarter of 2012. Technology development revenues increased by 12% compared to the second quarter of 2013.

•	Products and licensing revenue decreased by 18%, from $3.2 million in the third quarter of 2012 to $2.6 million in the third quarter of 2013.

•	Gross profit for the third quarter of 2013 decreased to $2.2 million, or 39% of total revenues, from $2.9 million, or 42% of total revenues, for the third quarter of 2012.

•	Selling, general and administrative expenses decreased by 14% to $2.2million, or 39% of total revenues, for the third quarter of 2013, from $2.6 million, or 38% of total revenues, for the third quarter of 2012.

•	Total operating expenses decreased to $2.8 million, or 49% of total revenues, for the third quarter of 2013 from $3.2 million, or 47% of total revenues for the third quarter of 2012.

•	Adjusted EBITDA decreased to $(0.1) million in the third quarter 2013 from $0.5 million in the third quarter of 2012.

•	Net loss attributable to common stockholders for the third quarter of 2013 increased to $0.6 million for the third quarter of 2013 from $0.3 million for the third quarter of 2012.

•	Cash and cash equivalents totaled $8.2 million at September 30, 2013, as compared to $6.3 million at December 31, 2012 and $8.7 million at June 30, 2013.

Nine Months Ended September 30, 2013 Financial Summary

•	Total revenue decreased by 20% to $16.2 million for the nine months ended September 30, 2013 compared to $20.2 million for the nine months ended September 30, 2012.

•	Technology development revenues decreased by 26%, from $11.5 million for the nine months ended September 30, 2012 to $8.6 million for the nine months ended September 30, 2013.

•	Products and licensing revenue decreased by 13%, from $8.7 million for the nine months ended September 30, 2012 to $7.6 million for the nine months ended September 30, 2013.

•	Gross profit for the nine months ended September 30, 2013 decreased by 28%, to $6.0 million, compared to a gross profit of $8.3 million for the nine months ended September 30, 2012. Gross margin percentages decreased to 37% of revenues for the nine months ended September 30, 2013 from 41% of revenues for the nine months ended September 30, 2012.

•	Selling, general and administrative expenses decreased 5% to $7.4 million, or 46% of total revenues for the nine months ended September 30, 2013 compared to $7.8 million, or 38% of total revenues for the nine months ended September 30, 2012.

•	Total operating expenses decreased to $9.5 million, or 58% of total revenues, for the nine months ended September 30, 2013, from $9.7 million, or 48% of total revenues, for the nine months ended September 30, 2012.

•	Adjusted EBITDA decreased to $(1.8) million for the nine months ended September 30, 2013 from $1.0 million for the nine months ended September 30, 2012.

•	Net income attributable to common stockholders improved to $1.1 million for the nine months ended September 30, 2013, compared to a net loss attributable to common stockholders of $0.9 million for the nine months ended September 30, 2012, largely resulting from a net after-tax gain of $3.7 million realized on the sale of the company’s Secure Computing and Communications group for the nine months ended September 30, 2013.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for the third quarter of 2013. The call can be accessed by dialing 866.318.8611 domestically or 617.399.5130 internationally prior to the start of the call. The participant access code is 37313561. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna:

Luna Innovations Incorporated (www.lunainc.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets it serves.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the company’s future growth and commercialization of the company’s shape sensing platform. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$3,130,206	$3,691,154	$8,564,744	$11,528,700
Products and licensing revenues	2,587,763	3,155,953	7,623,203	8,715,630

Total revenues	5,717,969	6,847,107	16,187,947	20,244,330
Cost of revenues:
Technology development costs	2,282,061	2,646,293	6,663,194	8,074,595
Products and licensing costs	1,228,134	1,307,285	3,516,196	3,821,980

Total cost of revenues	3,510,195	3,953,578	10,179,390	11,896,575
Gross Profit	2,207,774	2,893,529	6,008,557	8,347,755

Operating expense:
Selling, general and administrative	2,221,428	2,592,908	7,388,835	7,777,206
Research, development and engineering	558,214	630,059	2,065,337	1,923,300

Total operating expense	2,779,642	3,222,967	9,454,172	9,700,506
Operating loss	(571,868)	(329,438)	(3,445,615)	(1,352,751)

Other income/(expense):
Other (expenses)/ income, net	(1,521)	37,866	85,289	85,083
Interest expense	(42,654)	(68,455)	(150,732)	(222,473)

Total other expense	(44,175)	(30,589)	(65,443)	(137,390)

Loss from continuing operations before income taxes	(616,043)	(360,027)	(3,511,058)	(1,490,141)
Income tax (benefit)/expense	(131,784)	15,618	(1,087,839)	21,417

Loss from continuing operations	(484,259)	(375,645)	(2,423,219)	(1,511,558)
(Loss)/income from discontinued operations, net of income taxes	(129,653)	155,436	3,642,822	714,081

Net (loss)/income	(613,912)	(220,209)	1,219,603	(797,477)
Preferred stock dividend	26,166	34,095	76,161	94,974

Net (loss)/income attributable to common stockholders	$(640,078)	$(254,304)	$1,143,442	$(892,451)

Net loss per share from continuing operations:
Basic	$(0.03)	$(0.03)	$(0.17)	$(0.11)
Diluted	$(0.03)	$(0.03)	$(0.17)	$(0.11)

Net (loss)/income per share from discontinued operations:
Basic	$(0.01)	$0.01	$0.25	$0.05
Diluted	$(0.01)	$0.01	$0.22	$0.04

Net (loss)/income per share attributable to common stockholders:
Basic	$(0.04)	$(0.02)	$0.08	$(0.06)
Diluted	$(0.04)	$(0.02)	$0.07	$(0.06)

Weighted average common shares and common equivalent shares outstanding:
Basic	14,441,707	13,939,938	14,285,829	13,903,809
Diluted	14,441,707	16,312,622	16,593,102	16,269,306

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,184,665	$6,340,461
Accounts receivable, net	5,656,564	7,059,635
Inventory, net	3,775,508	3,336,916
Prepaid expenses	492,696	667,773
Other current assets	70,208	35,629

Total current assets	18,179,641	17,440,414
Property and equipment, net	2,155,032	2,426,638
Intangible assets, net	327,293	437,839
Other assets	61,501	152,877

Total assets	$20,723,467	$20,457,768

Liabilities and stockholders’ equity
Liabilities:
Current Liabilities
Current portion of long term debt obligation	$1,500,000	$1,500,000
Current portion of capital lease obligation	65,627	54,091
Accounts payable	1,270,190	1,797,571
Accrued liabilities	2,717,560	2,747,175
Deferred credits	558,076	832,822

Total current liabilities	6,111,453	6,931,659
Long-term debt obligation	1,000,000	2,125,000
Long-term lease obligation	127,337	128,917

Total liabilities	7,238,790	9,185,576
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $ 0.001, 1,321,514 shares authorized, issued and outstanding at September 30, 2013 and December 31, 2012	1,322	1,322
Common stock, par value $ 0.001, 100,000,000 shares authorized, 14,483,900 and 14,009,280 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	14,779	14,245
Additional paid-in capital	62,430,014	61,361,505
Accumulated deficit	(48,961,438)	(50,104,880)

Total stockholders’ equity	13,484,677	11,272,192

Total liabilities and stockholders’ equity	$20,723,467	$20,457,768

Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2013	2012
	(unaudited)
Cash flows used in operating activities
Net income/(loss)	$1,219,603	$(797,477)
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Depreciation and amortization	711,375	814,498
Share-based compensation	896,554	1,411,672
Warrant expense	—	52,889
Gain on sale of discontinued operations, net of income taxes	(3,738,697)	—
Allowance for doubtful accounts	124,810	—
Tax benefit from utilization of net operating loss carryforward	(1,157,833)	—
Change in assets and liabilities:
Accounts receivable	1,880,545	(1,771,022)
Inventory	(438,592)	(243,565)
Other current assets	26,931	107,826
Other assets	91,376	56,375
Accounts payable and accrued expenses	(600,471)	(36,216)
Deferred credits	(274,746)	(359,250)

Net cash used in operating activities	(1,259,145)	(764,270)

Cash flows provided by/(used in) investing activities

Acquisition of property and equipment	(161,519)	(242,396)
Intangible property costs	(187,928)	(131,727)
Proceeds from sale of discontinued operations, net of fees	4,522,460	—

Net cash provided by/(used in) investing activities	4,173,013	(374,123)

Cash flows used in financing activities
Payments on capital lease obligations	(40,993)	(37,924)
Payment of debt obligations	(1,125,000)	(1,125,000)
Proceeds from the exercise of options and warrants	96,329	84,501

Net cash used in financing activities	(1,069,664)	(1,078,423)

Net increase/(decrease) in cash or cash equivalents	1,844,204	(2,216,816)
Cash and cash equivalents—beginning of period	6,340,461	8,939,127

Cash and cash equivalents—end of period	$8,184,665	$6,722,311

Luna Innovations Incorporated

Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net (loss)/income	$(613,912)	$(220,209)	$1,219,603	$(797,477)
Less (loss)/income from discontinued operations, net of income taxes	(129,653)	155,436	3,642,822	714,081

Loss from continuing operations	(484,259)	(375,645)	(2,423,219)	(1,511,558)
Interest expense	42,654	68,455	150,732	222,473
Tax (benefit)/expense	(131,784)	15,618	(1,087,839)	21,417
Depreciation and amortization	222,131	286,386	711,375	814,498

EBITDA	(351,258)	(5,186)	(2,648,951)	(453,170)
Share-based compensation	278,468	483,304	896,554	1,411,672
Warrant expense	—	40,857	—	52,889

Adjusted EBITDA	$(72,790)	$518,975	$(1,752,397)	$1,011,391

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainc.com